UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

FORM 8-K
_____________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2013

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD 57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
On August 22, 2013, the Compensation Committee of the Board of Directors of Daktronics, Inc. (the “Company”) recommended and the Board of Directors authorized grants of incentive stock options to purchase shares of the Company's common stock and grants of restricted stock units under the Company's 2007 Stock Incentive Plan (the “Plan”) to three of the Named Executive Officers as indicated below.

Each of these new incentive stock options vests annually as to 20 percent of the shares subject to the option over five years beginning on the first anniversary of the date of grant, has a ten-year term, is subject to the terms and conditions of the Plan, and has an exercise price equal to the fair market value of the Company's common stock on the grant date, which was $11.05. Each of the new restricted stock units vest annually as to 20 percent of the shares subject to the restricted stock unit over five years beginning on the first anniversary of the date of grant and is subject to the terms and conditions of the Plan. Copies of the Plan and the forms of agreements under which these options and restricted stock units were granted are on file with the Securities and Exchange Commission as exhibits to the Company's reports.

The following table describes the grants of the options and restricted stock units to the three Named Executive Officers effective on August 22, 2013:

		Incentive Stock Options	Restricted Stock Units
Name	Title	Shares Underlying Options	Shares Underlying Units
Sheila M. Anderson	Chief Financial Officer	6,870	2,750
Reece A. Kurtenbach(1)	Executive Vice President	33,750	3,500
Bradley T. Wiemann	Executive Vice President	7,500	3,000
(1) In recognition of Mr. Kurtenbach's acceptance of the President and Chief Executive Officer responsibilities, the Compensation Committee of the Board of Directors authorized a one time grant to him of incentive stock options to purchase 25,000 shares with an exercise price equal to closing price of the Company's common stock on the first trading date following September 1, 2013. These options are included in the table above and will have the same vesting dates as the grants issued on August 22, 2013.

On August 22, 2013, the Compensation Committee of the Board of Directors recommended and the Board of Directors approved a change in the compensation plan for Reece A. Kurtenbach, the new President and Chief Executive Officer. The Board approved a new annual base salary of $276,000, effective September 1, 2013. The Board also approved a change in Mr. Kurtenbach's variable compensation plan consistent with the other officers, but increasing his target variable compensation to 7.5 months of his base salary. For fiscal 2014, Mr. Kurtenbach's variable compensation payment will be calculated as though he was the President and Chief Executive Officer for all of fiscal 2014.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

(a)
On August 21, 2013, the Company held its Annual Meeting of Shareholders for fiscal 2013 (“2013 Annual Meeting”). Of the 42,497,499 shares of the Company's common stock outstanding and entitled to vote at the 2013 Annual Meeting, 37,131,833 shares, or 87.37 percent , which constituted a quorum, were represented at the 2013 Annual Meeting.

(b)	The results of the votes on the proposals at the 2013 Annual Meeting were as follows.

Proposal 1. Election of Directors. The following individuals were elected as directors by the following vote, each to serve a three-year term that expires on the date of the Annual Meeting of Shareholders in 2016 or until his or her successor is duly elected:

	Number of Shares Voted
Director Nominee	For	Withheld	Broker Non-Votes
James B. Morgan	26,868,673	1,137,361	9,125,799
John L. Mulligan	26,639,276	1,366,758	9,125,799
Bruce W. Tobin	26,235,022	1,771,012	9,125,799

Proposal 2. Approve an amendment to our amended and restated articles of incorporation to reduce the minimum number of Directors from nine to seven. The shareholders approved the amendment to the Company's amended and restated articles of incorporation as described in its proxy statement for the 2013 Annual Meeting by the following vote:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
35,946,981	461,078	723,774	-

Proposal 3. Advisory (non-binding) vote on the compensation paid to our named executive officers. The shareholders approved the compensation of the Company's named executive officers as described in its proxy statement for the 2013 Annual Meeting by the following advisory vote:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
26,642,999	819,484	543,551	9,125,799

Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014 was ratified by the following vote:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
36,337,927	170,517	623,389	-

Proposal 5. Such Other Business as may Properly Come Before the Meeting or any Adjournment or Postponement Thereof. The approval to transact such other business as may properly come before the 2013 Annual Meeting or any adjournment or postponement thereof was approved by the following vote:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
21,435,453	14,612,933	1,083,447	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer

Date: August 26, 2013